UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 30, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, the Board of Directors of Internap Network Services Corporation (the “Company”) announced the election of Michael A. Ruffolo and Debora J. Wilson to the Company’s Board of Directors effective January 1, 2010. Mr. Ruffolo and Ms. Wilson will stand for election at the 2010 annual meeting of the Company’s stockholders.

At the time of the filing of the Form 8-K  in December, the Company had not determined the committee memberships for the new directors. Effective January 27, 2010, the Company has appointed Mr. Ruffolo to serve as a member of the Compensation Committee and Ms. Wilson to serve as a member of the Audit Committee until their successors are duly appointed and qualified, or until their earlier death, resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: January 28, 2010	By:	/s/ Richard P. Dobb
Richard P. Dobb
Chief Administrative Officer